Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information:

Ross Ely, MPC Corporation

Phone (208) 893-1560

Email investorrelations@mpccorp.com

MPC CORPORATION REPORTS 2006 FINANCIAL RESULTS

Nampa, ID, April 3 — MPC Corporation (AMEX:MPZ) today announced financial results for the year ended on December 31, 2006.

Net revenue was $285.0 million with a net loss of $58.7 million, or ($4.93) per basic and diluted share. This loss includes the following non-cash charges:

•	$19.5 million for impairment of acquired intangibles
•	$10.5 million for debt extinguishment
•	$6.4 million for depreciation and amortization
•	$4.3 million for change in estimated fair value of derivative financial instruments
•	$1.2 million for merger-related stock compensation expense

For the previous year ended December 31, 2005, net revenue was $187.5 million with a net loss of $16.7 million or ($3.05) per basic and diluted share. The results of MPC Computers were consolidated effective July 25, 2005, the date that the acquisition by MPC Corporation (formerly called HyperSpace Communications, Inc.) became effective. Therefore, the results of MPC Computers prior to July 25, 2005 were not included in the results for the year ended December 31, 2005.

“During 2006, we made progress with both recapitalizing and restructuring MPC Computers,” said John P. Yeros, Chairman and CEO of HyperSpace Communications, Inc. “During late 2005 and all of 2006, we raised over $27 million to recapitalize the business. In addition, we entered into a new banking relationship with Wells Fargo Business, Inc. that has also improved our cash availability. Furthermore, we eliminated over $10 million in operating expense during 2006 as a result of lower R&D expenses, lower overhead expenses and reduced sales commissions due to lower overall sales. We believe the company is making progress toward improved results in 2007.”

On a pro-forma consolidated basis (which assumes the companies were merged for all of 2005), net revenue declined 22% compared to 2005. The net loss for 2006 increased to $58.7 million compared to a net loss of $28.6 million for 2005.

Gross margin was 11% in 2006, which was the same level that the company achieved in 2005. SG&A expenses were $40.3 million compared to $49.3 million in 2005, while R&D expenses were $3.4 million compared to $5.0 million in 2005.

The 10-KSB financial statement filed today contains a statement from the company’s auditors Ehrhardt Keefe Steiner & Hoffman that “the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.”

About MPC Corporation:

MPC Corporation (AMEX: MPZ), through its subsidiary MPC Computers, provides enterprise IT hardware solutions to mid-sized businesses, government agencies and education organizations. MPC offers standards-based server and storage products, along with PC products and computer peripherals, all of which are backed by an industry-leading level of service and support. For more information, visit MPC online at www.mpccorp.com.

Cautionary Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of MPC Corporation to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. MPC Corporation continues to face significant liquidity challenges and there is no assurance that it will make sufficient progress in addressing these challenges or that it will be able to continue as a going concern. Other factors, which could materially affect such forward-looking statements, can be found in MPC Corporation’s' filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to significant liquidity challenges, possible bankruptcy and other matters. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and MPC Corporation undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MPC CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands except share data)

	Years Ended
	December 31,
	2006	2005 (1)

Revenue	$ 284,971	$ 187,496

Cost of revenue	254,394	165,222

Gross margin	30,577	22,274

Operating expenses
Research and development	3,432	2,378
Selling, general and administrative	40,330	23,193
Depreciation and amortization	6,368	2,866
Impairment of acquired intangibles	19,484	-
Total operating expenses	69,614	28,437

Operating loss	(39,037)	(6,163)

Other (income) expense
Interest expense, net	5,259	5,165
Gain on vendor settlements	(2,231)	-
Change in estimated fair value of derivative financial instruments	4,284	-
Loss on debt extinguishment	10,511	-
Merger related stock compensation expense	1,261	5,467
Other expense	6	(54)
Total other expense	19,090	10,578

Net loss, before cumulative effect of a change in accounting principle – loss	(58,127)	(16,741)

Cumulative effect of a change in accounting principle - loss	589	-

Net loss	$ (58,716)	$ (16,741)

Basic and diluted weighted average common shares outstanding	11,913	5,494

Basic and diluted loss per common share	($4.93)	($3.05)

(1) The results of MPC have been consolidated effective July 25, 2005, the date of the acquisition by MPC Corporation became effective, therefore the results of MPC prior to July 25, 2005, are not included in the results for the year ended December 31, 2005.

MPC CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands except share data)

	December 31,
	2006	2005
ASSETS
Current Assets
Cash and cash equivalents	$ 4,839	$ 3,897
Restricted cash	4,585	-
Accounts receivable, net	45,643	42,938
Inventories, net	18,189	21,158
Prepaid maintenance and warranty costs	6,391	17,625
Other current assets	935	1,234
Total Current Assets	80,582	86,852

Non-Current Assets
Property and equipment, net	4,914	7,813
Goodwill	22,197	23,427
Acquired intangibles, net	10,108	33,018
Long-term portion of prepaid maintenance and warranty costs	844	1,106
Other assets	3,792	1,027
Total Non-Current Assets	41,855	66,391
TOTAL ASSETS	$ 122,437	$ 153,243

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$ 32,536	$ 45,102
Accrued expenses	4,354	6,864
Accrued licenses and royalties	1,540	1,606
Current portion of accrued warranties	2,220	2,402
Current portion of deferred revenue	15,607	24,598
Notes payable and debt	34,834	23,843
Total Current Liabilities	91,091	104,415

Long Term Liabilities
Non-current portion of accrued warranties	2,127	2,373
Non-current portion of deferred revenue	22,979	19,011
Warrant derivative liability	6,129	-
Derivative financial instruments at estimated fair value	21,234	-
Total Long Term Liabilities	52,469	21,384
TOTAL LIABILITIES	143,560	125,799

COMMITMENTS AND CONTINGENCIES

Shareholders' Equity
Preferred Stock, no par value; 1,000,000 shares authorized; no shares issued and outstanding at 2006 and 2005	-	-
Common Stock, no par value, 100,000,000 shares authorized; 12,147,438 and 10,859,575 shares issued and outstanding at 2006 and 2005, respectively	61,454	51,305
Accumulated Deficit	(82,577)	(23,861)
Total Shareholders' Equity	(21,123)	27,444

TOTAL LIABILITIES AND EQUITY	$ 122,437	$ 153,243

MPC CORPORATION

PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Assumes the Merger Took Place January 1, 2005)

(In thousands except share data)

RESULTS OF OPERATIONS	December 31,
(In millions)	Year Ended
		Proforma
	2006	2005 (1)	% Change

Revenue	$ 285.0	$ 366.6	-22%

Cost of revenue	254.4	324.9	-22%

Gross margin	30.6	41.7	-27%
Gross margin %	11%	11%

Operating expenses
Research and development expense	3.4	5.0	-31%
Selling, general and administrative	40.3	49.3	-18%
Depreciation and amortization	6.4	4.1	55%
Impairment of acquired intangibles	19.5	-
Total operating expenses	69.6	58.4	19%
Operating expenses as a % of revenue	24%	16%

Operating loss	(39.0)	(16.7)	134%
Operating Loss as a % of Revenue	-14%	-5%

Other (Income) expense
Interest expense, net	5.3	6.4
Gain on vendor settlements	(2.2)	-
Change in estimated fair value of derivative
financial instruments	4.3	-
Loss on debt extinguishment	10.5	-
Merger related stock compensation expense	1.2	5.5

Total other (income)/expense	19.1	11.9

Net loss before cumulative effect of a change in accounting principle	(58.1)	(28.6)

Cumulative effect of a change in accounting principle	0.6	-

Net loss	$ (58.7)	$ (28.6)